Exhibit 99.1

Name and Address of Reporting Person:	Brookfield Asset Management Inc.
Brookfield Place
181 Bay Street, Suite 300 PO Box 762
Toronto, CAN M5J2T3

Issuer Name and Ticker or Trading Symbol:	Vistra Energy Corp. [VST]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	December 3, 2019

(1)
This Form 4 is being jointly filed by and on behalf of each of the following persons (each a “Reporting Person”): Brookfield Titan Holdings LP (“Titan Holdings”); Titan Co-Investment-AC, L.P. (“Titan AC”); Titan Co-Investment-CN, L.P. (“Titan CN”); Titan Co-Investment-HI, L.P. (“Titan HI”); Titan Co-Investment GP, LLC (“Titan Co-Invest”); Brookfield Asset Management (“BAM”); Partners Limited (“Partners”); Brookfield Private Equity Inc. (“BPE”); Brookfield US Inc. (“BUSI”); Brookfield Private Equity Holdings LLC (“BPEH”); Brookfield Private Equity Direct Investments Holdings LP (“BPE DIH”); Brookfield Private Equity Group Holdings LP (“BPEGH”); Brookfield Capital Partners Ltd. (“BCPL”); Brookfield Holdings Canada Inc. (“BHC”); Brookfield Private Funds Holdings Inc. (“BPFH”); Brookfield Canada Adviser, LP (“BCA”); and Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P. (“BAMPIC”).

(2)
The filing of this statement shall not be deemed to be an admission that, for purposes of Section 16 under the Securities Exchange Act of 1934, as amended or otherwise, the Reporting Persons are the beneficial owners of any securities reported herein.

(3)
Each of the Reporting Persons disclaims beneficial ownership of the securities reported herein except to the extent of such Reporting Person’s pecuniary interest therein.  In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock held by the Investment Vehicles and certain managed funds and accounts affiliated with Oaktree is reported herein.

(4)
Represents shares of Common Stock held directly and sold by the following entities: 16,964,898 shares sold by Titan Holdings; 1,460,834 shares sold by Titan AC; 460,498 shares sold by Titan CN; and 1,915,241 shares sold by Titan HI.

(5)
Represents: 6,625,154 shares of Common Stock owned by Titan Holdings, including 772,128 shares of Common Stock representing Titan Holdings’ interest in Longhorn Capital GS L.P. (“Longhorn”); 228,500 shares of Common Stock owned by Titan Co-Investment-RBS, L.P. (“Titan RBS”), including 29,563 shares of Common Stock representing Titan RBS’s interest in Longhorn; 572,911 shares of Common Stock owned by Titan AC, including 130,445 shares of Common Stock representing Titan AC’s interest in Longhorn; 180,976 shares of Common Stock owned by Titan CN, including 109,076 shares of Common Stock representing Titan CN’s interest in Longhorn; 141,767 shares of Common Stock owned by Titan Co-Investment-DS, L.P. (“Titan DS”); including 1,929 shares of Common Stock representing Titan DS’s interest in Longhorn; 258,758 shares of Common Stock owned by Titan Co-Investment-FN, L.P. (“Titan FN”), including 35,374 shares of Common Stock representing Titan FN’s interest in Longhorn; 258,758 shares of Common Stock held directly by Titan Co-Investment-GLH, L.P. (“Titan GLH”), including 35,374 shares of Common Stock representing Titan GLH’s interest in Longhorn; 751,104 shares of Common Stock owned by Titan HI, including 74,744 shares of Common Stock representing Titan HI’s interest in Longhorn; 669,021 shares of Common Stock owned by Titan Co-Investment-ICG, L.P. (“Titan ICG”), including 105,183 shares of Common Stock representing Titan ICG’s interest in Longhorn; 283,533 shares of Common Stock owned by Titan Co-Investment-LB, L.P. (“Titan LB”), including 3,858 shares of Common Stock representing Titan LB’s interest in Longhorn; 269,579 shares of Common Stock owned by Titan Co-Investment-MCG, L.P. (“Titan MCG”), including 25,366 shares of Common Stock representing Titan MCG’s interest in Longhorn; 570,534 shares of Common Stock owned by Titan Co-Investment-MRS, L.P. (“Titan MRS” and together with Titan AC, Titan CN, Titan DS, Titan FN, Titan GLH, Titan HI, Titan ICG, Titan LB, Titan MCG and Titan RBS, the “Titan Vehicles”), including 7,884 shares of Common Stock representing Titan MRS’s interest in Longhorn; 4,505,400 shares of Common Stock owned by BCP Titan Aggregator, L.P. (“Aggregator”); 5,472,721 shares of Common Stock owned by BCP Titan Sub Aggregator, L.P. (“Sub Aggregator” and together with Aggregator, the “Aggregator Vehicles” and together with Titan Holdings and the Titan Vehicles, the “Investment Vehicles”), including 679,402 shares of Common Stock representing Sub Aggregator's interest in Longhorn; and 27,278,055 shares of Common Stock directly owned by certain managed funds and accounts affiliated with Oaktree Capital Management, L.P. (“Oaktree Management”), Oaktree Holdings, Inc. (“Oaktree Holdings”), Oaktree Capital Group, LLC (“OCG”), and Oaktree Capital Group Holdings GP, LLC (“OCG GP” and together with Oaktree Management, Oaktree Holdings and OCG, “Oaktree”).

(6)
Each of BPE DIH, as a limited partner of Titan Holdings, BPEGH, as a limited partner of Titan Holdings and each of the Titan Vehicles, BPE, as the general partner of BPE DIH and BPEGH, Titan Co-Invest, as the general partner of each of the Investment Vehicles, BPEH, as a shareholder of Titan Co-Invest, BUSI, as shareholder of BPE, BHC, as indirect shareholder of BUSI, BAM, as limited partner of BPE, shareholder of BHC, and Partners, as shareholder of BAM, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the securities directly beneficially owned by Titan Holdings and/or the Titan Vehicles.  Each of BPE DIH, BPEGH, BPE, Titan Co-Invest, BPEH, BUSI, BHC, BAM and Partners disclaims beneficial ownership of all securities that are beneficially owned by Titan Holdings and/or the Titan Vehicles, except to the extent of any indirect pecuniary interest therein.

(7)
Each of BCPL and BAMPIC, as indirect owners of Longhorn and the Aggregator Vehicles, BCA, as limited partner of BAMPIC, BPFH, as limited partner of BCA, BHC, as shareholder of BPFH, BAM, as shareholder of BHC, and Partners, as shareholder of BAM, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the securities directly beneficially owned by the Aggregator Vehicles or Longhorn. Each of BCPL, BAMPIC, BCA, BPFH, BHC, BAM and Partners disclaims beneficial ownership of all securities that are beneficially owned by the Aggregator Vehicles and/or Longhorn, except to the extent of any indirect pecuniary interest therein.

(8)
Each of BAM, as a direct owner of BHC and an indirect owner of OCG, the sole shareholder of Oaktree Holdings, the general partner of Oaktree Management, and OCG GP, as the duly elected manager of OCG, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the securities directly beneficially owned by certain managed funds and accounts affiliated with Oaktree. Each of BAM, BHC, OCG, Oaktree Holdings, Oaktree Management and OCG GP disclaims beneficial ownership of any securities that are beneficially owned by certain managed funds and accounts affiliated with Oaktree, except to the extent of any pecuniary interest therein.